UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2021

LGBTQ LOYALTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54867	80-0671280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2435 Dixie Highway, Wilton Manors, FL	33305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 947-6133

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

GHS Investments, LLC Transaction

On May 12, 2021, we entered into a Securities Purchase Agreement (the “May SPA”) with GHS Investments, LLC (the “Purchaser”), a Nevada limited liability company, pursuant to which for a purchase price of $150,000, the Purchaser purchased an additional one hundred and fifty (150) shares of the Company’s Series D Convertible Preferred Stock (“Series D Preferred Stock”) and a five year warrant to purchase up to 1,500,000 shares of the Company’s Common Stock at $0.001 per share (the “Warrant”).

As previously reported on Current Report on Form 8-K on April 16, 2021, we entered into Securities Purchase Agreement (the “April SPA”) with the Purchaser pursuant to which for a purchase price of $440,000, the Purchaser purchased four hundred (400) shares of the Company’s Series D Preferred Stock and a five year warrant to purchase up to 40,000,000 shares of the Company’s Common Stock at $0.001 per share.

In connection with the April SPA, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D COD”) with the Delaware Secretary of State to create a new class of preferred stock, $0.001 par value per share, designated Series D Convertible Preferred Stock and authorized the issuance of up to four hundred (400) shares of Series D Preferred Stock. On the April 9, 2021, all of the four hundred (400) shares of Series D Preferred Stock were issued to the Purchaser. The Series D Preferred Stock has a stated value of $1,200 per share (“Stated Value”) and the holder of the Series D Preferred Stock has the right to receive a dividend equal to eight percent (8%) per annum, payable quarterly, beginning on the issuance date of the Series D Preferred Stock and ending on the date that Series D Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Series D Preferred Stock at the discretion of the Company. Further, the holders of the Series D Preferred Stock has the right to receive assets in the event of liquidation, dissolution or winding up before any distribution or payment shall be made to the holders of any securities junior to the Series D Preferred Stock.

In connection with the May SPA, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “May Series D COD”) with the Delaware Secretary of State to increase the number of authorized Series D Preferred Stock to up to one thousand (1,000) shares of Series D Preferred Stock. The May Series D Preferred Stock is identical to the Series D Preferred Stock as more fully detailed herein and on the Series D COD filed herewith.

The conversion price (the “Conversion Price”) for the Series D Preferred Stock shall be $0.008109, equal to 90% of the average VWAP for the ten (10) Trading Days immediately preceding the date of the May SPA. The Conversion Price will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock. Following an “Event of Default,” as defined in the May SPA, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty percent (80%) of the lowest traded price for the Company’s common stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date.

Each share of Series D Preferred Stock is convertible, at any time and from time to time, at the option of the holder thereof, into that number of shares of Common Stock (subject in each case to a 4.99% beneficial ownership limitation) determined by dividing the Stated Value of such share of Series D Preferred Stock by the Series D Preferred Stock Conversion Price.

Additionally, the Company shall have the right to redeem (a “Corporation Redemption”), all (but not less than all), shares of the Series D Preferred Stock issued and outstanding at any time after the issuance date, upon five (5) business days’ notice, at a redemption price per Series D Preferred Stock then issued and outstanding (the “Corporation Redemption Price”), equal to the product of (i) the Premium Rate multiplied by (ii) the sum of (x) the Stated Value, (y) all accrued but unpaid dividends, and (z) all other amount due to the holder pursuant to the Series D COD and the SPA including, but not limited to late fees, liquidated damages and the legal fees and expenses of the holder’s counsel relating to the Series D COD and/or the SPA. “Premium Rate” means (a) 1.15 if all of the Series D Preferred Stock is redeemed within ninety (90) calendar days from the issuance date thereof; (b) 1.2 if all of the Series D Preferred Stock is redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof; (c) 1.25 if all of the Series D Preferred Stock is redeemed after one hundred twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof; and (iv) each share of Series D Preferred Stock shall be redeemed on the date that is one (1) calendar year from the date of its issuance.

Pursuant to the May Series D COD, we are required to reserve and keep available out of our authorized and unissued shares of Common Stock two times the number of Common Stock needed to convert or exercise all Series D Preferred Stock and Warrants. Further, the holders of the Series D Preferred Stock and Warrants are entitled to vote with all holders of the Common Stock on an as converted or as exercised basis.

The May Series D COD provides for conversion price adjustments in the event of stock dividends, stock splits and similar transactions. It also provides for certain adjustments in connection with subsequent rights offerings, pro rata distributions to holders of our Common Stock and fundamental transactions. Additionally, from the date of the SPA until the date when the holder no longer holds any Series D Preferred Stock, upon any issuance by the Company or any of its subsidiaries of Common Stock or common stock equivalents (as defined in the Series D COD) for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Series D Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis.

Following an “Event of Default” (as defined in the May Series D COD), all outstanding shares of Series D Preferred Stock shall come immediately due for redemption and the redemption amount shall accrue interest at the lesser of: (a) eighteen percent (18%) per annum; or (b) the maximum legal rate. Redemption following an Event of Default shall occur at an amount equaling: 1.35 multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Series D COD for all Series D Preferred Stock outstanding. Additionally, following an Event of Default, the Conversion Price shall equal the lower of: (a) the then applicable conversion price; or (b) a price per share equaling eighty percent (80%) of the lowest traded price for the Company’s Common Stock during the fifteen (15) trading days preceding the relevant conversion.

The May SPA and Warrant are attached to this Current Report as Exhibits 10.1 and 10.2, respectively. The May Series D COD is attached to this Current Report as Exhibit 3.1. All descriptions of the May SPA, Warrant, and May Series D COD herein are qualified in their entirety to the text of Exhibits 3.1, 10.1 and 10.2 hereto, which is incorporated herein by reference.

The Series D Preferred Stock and Warrant were issued in the offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder because, among other things, the transaction did not involve a public offering, the investor is an accredited investors, the investor took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.

Power Up Lending Group Ltd. Convertible Promissory Note

On May 4, 2021, the Company entered into a Securities Purchase Agreement (the “Power Up SPA”) with Power Up Lending Group Ltd., a Virginia corporation (“Power Up”). Pursuant to the terms of the Power Up SPA, Power Up agreed to purchase from the Company, for a purchase price of $153,750, a 10% Convertible Promissory Note (the “Power Up Note”) in the principal amount of $169,125.

The Power Up Note accrues interest at a rate of 10% per annum and matures on May 4, 2022. The Power Up Note, plus all accrued but unpaid interest and other amounts due on the Power Up Note, may be prepaid at any time prior to the maturity date. If the Power Up Note is prepaid on or prior to the 30th calendar day after the issuance date, the amount due upon prepayment will be multiplied by 110%. If the Power Up Note is prepaid between the 31st and 60th calendar day after the issuance date, the amount due upon prepayment will be multiplied by 115%. If the Power Up Note is prepaid between the 61st and 90th calendar day after the issuance date, the amount due upon prepayment will be multiplied by 120%. If the Power Up Note is prepaid between the 91st and 180th calendar day after the issuance date, the amount due upon prepayment will be multiplied by 125%. The Company must provide advanced notice to the holder of any prepayments and the holder may elect to convert all or any portion of the Power Up Note prior to prepayment. The Power Up Note contains customary events of default. Upon the occurrence of an event of default, the Power Up Note shall become immediately due and payable and the Company shall pay to Power Up an amount equal to 150% times the sum of the then outstanding principal, accrued and unpaid interest, the prepayment penalty of 22% per annum, and, depending on the type of default, other penalties. The Company is subject to a restrictive covenant regarding sales of assets.

The Power Up Note is convertible into shares of the Company’s Common Stock, subject to the adjustments described therein, at a conversion price of 60% multiplied by the lowest trading price for the Common Stock during the 20 trading day period ending on the latest complete trading day prior to the conversion date. It is subject to equitable adjustments relating to the Company’ securities or the securities of any subsidiary, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. Additional discounts to the conversion price and penalties will apply if certain events occur, including failure to timely deliver conversion shares.

The Power Up SPA and Power Up Note are attached to this Current Report as Exhibits 10.3 and 10.4, respectively. All descriptions of the Power Up SPA and Power Up Note herein are qualified in their entirety to the text of Exhibits 10.3 and 10.4 hereto, which is incorporated herein by reference.

The Power Up Note issued in the offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder because, among other things, the transaction did not involve a public offering, the investor is an accredited investors, the investor took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.

Item 3.02.	Unregistered Sales of Equity Securities

The information required by this Item 3.02 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 3.02. The Series D Preferred Stock, the Warrants, the shares of Series D Preferred Stock issued to Purchaser pursuant to the May SPA, the Power Up SPA and the Power Up Note and the related transaction documents were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate Of Designation Of Preferences, Rights And Limitations Of Series D Convertible Preferred Stock*
10.1	Securities Purchase Agreement with GHS Investments, LLC*
10.2	Common Stock Purchase Warrant issued to GHS Investments, LLC*
10.3	Securities Purchase Agreement with Power Up Lending Group Ltd. *
10.4	Convertible Promissory Note issued to Power Up Lending Group Ltd.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGBTQ LOYALTY HOLDINGS, INC.

Date: May 21, 2021	By:	/s/ Robert A. Blair
Robert A. Blair
Chief Executive Officer

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